UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 3, 2015

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The following are the voting results on each matter submitted to the stockholders of Professional Diversity Network, Inc. (the “Company”) at its Annual Meeting of Stockholders held on June 3, 2015.

Proposal 1: The Company’s stockholders elected the following nine nominees as directors, to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
James Kirsch	11,694,523	31,083	613,962
Donna Brazile	11,400,423	325,183	613,962
Star Jones	11,694,523	31,083	613,962
Daniel Marovitz	6,287,052	5,438,554	613,962
Stephen Pemberton	11,398,026	327,580	613,962
Matthew Proman	11,400,423	325,183	613,962
Barry Feierstein	11,692,127	33,479	613,962
Andrea Sáenz	11,400,423	325,183	613,962
Randi Zuckerberg	11,400,423	325,183	613,962

Proposal 2: The Company’s stockholders voted to approve an amendment to the Professional Diversity Network, Inc. 2013 Equity Compensation Plan to increase the number of shares reserved for issuance thereunder from 500,000 to 1,800,000 by the following vote:

For	Against	Abstentions	Broker Non-Votes
6,271,151	5,130,272	324,183	613,962

Proposal 3: The Company’s stockholders voted to ratify the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 by the following vote:

For	Against	Abstentions
12,291,780	0	47,788

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: June 4, 2015	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer